UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2023, Invitae Corporation (the "Company") informed Jeff Parsons, its interim Chief Accounting Officer, of the Company’s decision to appoint Ana J. Schrank, the Company’s Chief Financial Officer, as its Chief Accounting Officer (Principal Accounting Officer), in addition to her current position as Chief Financial Officer, effective November 21, 2023. Mr. Parsons' departure is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures. The Company has not entered into, nor does it plan to enter into, any new material compensatory arrangements with Ms. Schrank in connection with her appointment as Chief Accounting Officer. Reference is made to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2023 with respect to certain information regarding Ms. Schrank’s appointment as Chief Financial Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 15, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel